EXHIBIT 12




THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(Millions of Dollars Except Ratios)
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                                                                                  Three Months Ended
                                                                                      March 30, 1997
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EARNINGS:

Earnings from continuing operations before
   income taxes                                                                               $40.4
Interest expense                                                                               33.3
Portion of rent expense representative of an
   interest factor                                                                              5.9
                                                                                              -----
Adjusted earnings from continuing operations
   before taxes and fixed charges                                                             $79.6
                                                                                              =====

FIXED CHARGES:

Interest expense                                                                              $33.3
Portion of rent expense representative of an
   interest factor                                                                              5.9
                                                                                              -----
Total fixed charges                                                                           $39.2
                                                                                              =====

RATIO OF EARNINGS TO FIXED CHARGES                                                             2.03
                                                                                              =====
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